Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 2013 Equity Incentive Plan of Tremor Video, Inc., as amended, and New Hire Inducement Stock Option Grants, of our report dated March 10, 2017 with respect to the consolidated financial statements of Tremor Video, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
New York, NY

March 10, 2017